INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT OF
MAO & COMPANY, CPAS, INC.

We consent to the incorporation by reference in this Registration Statement of Kiwa Bio-Tech Products Group Corporation (“the Company”) on Form SB-2/A of our report dated April 14, 2006, appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/S/ MAO & COMPANY, CPAS, INC.
New York, New York
October 19, 2006